REDEMPTION AND DEBT RESTRUCTURING AGREEMENT

This Redemption and Debt Restructuring Agreement (the “Agreement”) dated effective as of December 31, 2013 is made by and between NET TALK.COM, INC., a Florida corporation with its principal place of business at 1080 NW 163rd Drive, Miami, Florida, 33169 (the “Company”), and VICIS CAPITAL MASTER FUND, a unit sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands with a mailing address care of Vicis Capital, LLC, 445 Park Avenue, Suite 1043, New York, New York 10022 (the “Lender”).

RECITALS

A.           The Company and Lender entered into: (i) that certain Securities Purchase Agreement dated June 30, 2011 by and between the Company and Lender, as amended by Amendment No. 1 to Securities Purchase Agreement, dated as of August 11, 2011, by and between the Company and Lender (the “June 2011 Purchase Agreement”), pursuant to which the Company issued to Lender those certain 12.00% Senior Secured Debentures, having original principal balances as detailed on Exhibit “A” attached hereto; (as amended, supplemented or restated from time to time, the “June 2011 Debentures”); (ii) that certain Securities Purchase Agreement dated September 30, 2011 (the “September 30, 2011 Purchase Agreement”) pursuant to which the Company issued to Lender those certain 10.00% Senior Secured Debentures, having original principal balances as detailed on Exhibit “A” attached hereto (as amended, supplemented or restated from time to time, the “September 2011 Debentures” and together with the June 2011 Debentures and the other debt described on Exhibit “A”, the “Existing Debentures”); and (iii) that certain Third Amended and Restated Security Agreement dated September 30, 2013, securing all of the Company’s obligations under the Existing Debentures. The Existing Debentures had a combined original principal balance of $13,716,130.

B.           Lender holds (i) 19,995,092 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and (ii) all 500 issued and outstanding shares of the Company’s 12% Series A Convertible Redeemable Preferred Stock, par value $.001 per share, stated value $10,000 per share (the “Existing Preferred Stock”); 20,000,000 shares of common stock are issuable upon conversion of the Existing Preferred Stock;

C.           Lender holds those certain warrants to purchase common stock of the Company as detailed on Exhibit “B” attached hereto (the “Existing Warrants”, and together with the Existing Debentures and the Existing Preferred Stock, the “Existing Lender Interests”).

NOW, THEREFORE, in consideration of the execution and delivery of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

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AGREEMENT

1.          Recitals; Definitions.      Each of the statements, representations and other information contained in the above recitals is expressly incorporated herein and is represented by the Company to be true and correct. For the purposes hereof, the following terms, in addition to the terms defined elsewhere in this Agreement, shall have the following meanings:

(a)           “Governmental Authority” has the meaning assigned to that term in the Amended Note.

(b)          “Indebtedness” has the meaning assigned to that term in the Amended Note.

(c)          “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary thereof.

(d)          “Person” has the meaning assigned to that term in the Amended Note.

2.          Delivery and Closing. Upon execution and delivery of this Agreement,

a)            the Company shall execute and deliver to Lender that certain 6.00% Secured Promissory Note having an original principal balance of $3,000,000.00 and in the form of Exhibit “C” attached hereto (the “Amended Note”); and

b)            Vicis shall transfer and assign to the Company, and the Company shall accept and redeem from Vicis, all right, title and interest in and to the Existing Preferred Stock, the Common Stock, and the Existing Warrants, free and clear of any liens, charges, restrictions or encumbrances of any kind; and

c)            Vicis shall transfer and surrender to the Company for cancellation all right, title and interest in and to the Existing Debentures, free and clear of any liens, charges, restrictions or encumbrances of any kind.

3.          Collateral. The Amended Note shall be secured by a continuing security interest in certain assets of the Company pursuant to the terms of an amended and restated security agreement in the form substantially similar to Exhibit “D” attached hereto (the “Security Agreement” and together with the Amended Note, this Agreement, and any and all documents executed in connection therewith, the “Transaction Documents”).

4.          Conditions to Effectiveness. This Agreement shall become effective as of the date first written above (the “Effective Date”) upon the occurrence of the following conditions:

a)            This Agreement and the Security Agreement shall have been executed by all parties listed on the signature page(s) hereof and thereof and the Company shall have delivered the original Amended Note to the Lender; and

b)            Lender shall have surrendered to the Company the Existing Preferred Stock, the Existing Debentures, the Existing Warrants, and the Common Stock for cancellation.

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5.          Representations and Warranties; Waivers. When the Company executes this Agreement, and until the Lender is repaid in full, the Company hereby represents and warrants to the Lender that:

a)            Subsidiaries. The Company has no subsidiaries.

b)            Organization; Requisite Power. The Company is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Company and has all requisite corporate power and authority (i) to own and lease its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted; (ii) to execute and deliver this Agreement and any other Transaction Documents to which it is a party; and (iii) to carry out the provisions of this Agreement and any other Transaction Documents to which it is a party.

c)            Authorization; Binding Obligation. All corporate action on the part of the Company necessary for (i) the authorization of this Agreement and the other Transaction Documents to which it is a party and (ii) the performance of all obligations of the Company hereunder and thereunder have been taken, and the Amended Note shall be free from all taxes, Liens and charges with respect to the issuance thereof. This Agreement and the other Transaction Documents, when executed and delivered, will be legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor rights and remedies generally. The issuance by the Company to the Purchaser of the Securities is exempt from registration under the Securities Act of 1933, as amended, and the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder..

d)            No Conflicts. The execution, delivery and performance of, and compliance with, this Agreement and the execution and delivery of the other Transaction Documents will not, with or without the passage of time or giving of notice, (i) violate, be in conflict with or constitute a default under (x) any term of the Company’s articles of incorporation or bylaws or articles of organization or operating agreement, as applicable, (y) any provision of any mortgage, indenture, contract, agreement or instrument to which the Company is party or by which it is bound, or (z) any judgment, decree, order, writ, injunction, law, statute, rule, regulation or restriction of any Governmental Authority applicable to the Company; or (ii) result in (y) the creation of any lien or encumbrance upon any of the properties or assets of the Company, other than liens or encumbrances created by the Transaction Documents, or (z) the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to the Company, its business or operations or any of its properties or assets.

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e)            Indebtedness. The Company has no Indebtedness, except (i) as set forth on the balance sheet of the Company as of September 30, 2013 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and (ii) trade payables and normal accruals incurred in the ordinary course of business. Except with respect to the Lender or financing statements realted to liens disclosed in the Commission Documents, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

f)         Title to Properties and Assets. The Company has (a) good and marketable title to its properties and assets (including, without limitation, the properties and assets reflected on the balance sheet included in the most recent financial statement(s) of the Company provided to the Lender), free and clear of all Liens, except for Permitted Liens; and (b) good title to its leasehold estates, subject to no Liens other than Permitted Liens. For purposes hereof, “Permitted Lien” means any of the following:

i)         liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

ii)        liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

iii)       liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $100,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

iv)        statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

v)        liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

vi)        any attachment or judgment lien not constituting an Event of Default (as defined below);

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vii)      easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

viii)     any (i) interest or title of a lessor or sublessor under any lease, including liens relating to Indebtedness identified in Section 8.4(f), (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

ix)        liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

x)         any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

xi)        liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries;

xii)      the replacement, extension or renewal of any lien permitted by this Section upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby;

xiii)     a customer’s interest in or possession of the Company’s inventory; provided that such inventory is subject to a valid and binding consignment agreement having terms that are commercially reasonable; and further provided that no more than 50% of the Company’s inventory in the aggregate is at any time subject to consignment; and

xiv)       liens disclosed in the Commission Documents.

g)           No Claims or Defenses. The Company has no claims, offsets, counterclaims, or defenses, or alternatively, any such right of defense offset or counterclaim is hereby expressly waived, with respect to the payment and performance of the Company’s obligations pursuant to the Existing Lender Interests or under the Amended Note.

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h)            Compliance. The Company is not (ii) in violation of any order of any court, arbitrator or governmental body, or (ii)  in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The business of the Company is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, rules and regulations of each governmental and regulatory agency, self regulatory organization and Trading Market applicable to the Company), except such that, individually or in the aggregate, the noncompliance therewith would not have or reasonably be expect to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have or reasonably be expect to have a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any of the foregoing. For purposes of this Agreement, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market, or any tier of the over-the-counter (“OTC”) market. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations in all material respects under the Transaction Documents

i)             Consents. Except for the filing of Form D with the Securities and Exchange Commission and such filings as are required to be made under applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental or any regulatory agency, self-regulatory organization or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. The Company is unaware of any facts or circumstances relating to the Company which might prevent the Company from obtaining or effecting any of the foregoing.

j)             Placement Agent Fees. No brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Lender or any of its affiliates) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

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k)            Litigation. Except as disclosed in the Commission Documents, there is no action, suit, written notice of violation, or written notice of any proceeding pending or, to the knowledge of the Company, threatened against or affecting the Common Stock or the Compan or any of its executive officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), self regulatory authority or Trading Market (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Amended Note or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as known by the Lender, to the Company’s knowledge, neither the Company nor any director or executive officer thereof (in his/her capacity as such), is or, within the last five years, has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or threatened in writing, any investigation by the United States Securities and Exchange Commission (the “Commission” or “SEC”) involving the Company or any current director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

l)            Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, except such that, individually or in the aggregate, the noncompliance therewith would not have or reasonably be expect to have a Material Adverse Effect. At the times of their respective filings, all of the aforementioned reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the “Commission Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or year-end adjustments or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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m)          Absence of Certain Changes or Developments. Except as contemplated herein and in the Transaction Documents, since September 30, 2013:

(1)         there has been no Material Adverse Effect, and no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under the Exchange Act, Securities Act, or rules or regulations of any Trading Market, required or requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed;

(2)         the Company has not:

(a)          issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

(b)          discharged or satisfied any Lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business and payments of principal;

(c)          declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(d)          sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(e)          sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

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(f)          suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(g)          made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(h)          except for capital expenditures or commitments of up to $1,000,000 in the aggregate that are solely used for the interconnect site deployment, made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(i)           entered into any material transaction outside the ordinary course of business;

(j)           made charitable contributions or pledges in excess of $10,000;

(k)          suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(l)           experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(m)         altered its method of accounting, except to the extent required by GAAP;

(n)          issued any equity securities to any officer, director or affiliate (as such term is defined in Rule 144 of the Securities Act), except pursuant to existing Company stock, option, equity incentive or similar incentive plans; or

(o)          entered into an agreement, written or otherwise, to take any of the foregoing actions.

n)            Solvency. The Company has not taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or similar law. The Company does not have any actual knowledge nor has it received any written notice that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so.

o)            Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that if made or not made would be reasonably likely to have a Material Adverse Effect.

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p)            Foreign Corrupt Practices.    Neither the Company nor any of its directors, officers, agents, employees or other Persons acting on its behalf has, in the course of their respective actions for or on behalf of the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

q)            Transactions With Affiliates.    Except as disclosed in the Commission Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

r)             Insurance.    Except as disclosed in the Commission Documents, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

s)            Employee Relations.   The Company is not a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the actual knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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t)            Title.    Except as set forth in the Commission Documents, the Company has good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all Liens. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

u)            Intellectual Property Rights.   The Company owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Except as disclosed in the Commission Documents, the Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable measures to protect the value of the Intellectual Property Rights.

v)            Environmental Laws.   The Company (a) is in compliance with any and all Environmental Laws (as hereinafter defined), (b) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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w)            Tax Matters. The Company (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

x)            Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the audited balance sheet of the Company as of September 30, 2013. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

y)            No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

z)            Ranking of Amended Note. Other than debt secured by real estate, no security issued by the Company is senior to the Amended Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

aa)          OFAC. Neither the issuance of the Amended Note to the Lender, nor the use of the respective proceeds thereof by the Company, shall cause the Company to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Lender (i) is not a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

bb)         Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided however, the Company makes no representation as to studies and reports prepared by third parties not engaged by the Company and included in the materials delivered to Lender

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6.          Mutual Release.

(a)          Release of Lender. As a material part of the consideration for Lender entering into this Agreement, the Company hereby releases and forever discharges Lender and Lender’s predecessors, successors, assigns, and investment advisor, and their respective officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Company may have or claim to have against any of Lender Group.

(b)          Release of the Company. As a material part of the consideration for the Company entering into this Agreement, except for (i) obligations arising under the Transaction Documents (including the Amended Note), or (ii) obligations arising from Lender’s right to seek indemnification or contribution from the Company, Lender hereby releases and forever discharges the Company and the Company’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Company Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Lender may have or claim to have against any of the Company Group.

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7.          Indemnification

a)           Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Lender and shall reimburse the Lender for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the actual fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained in any Transaction Document or in any certificate, document, or instrument delivered by the Company to the Lender; or (b) any action instituted against the Lender or its affiliates, by any debtholder or stockholder of the Company who is not an affiliate of the Lender, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Lender’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Lender may have with any such holder or any violations by the Lender of state or federal securities laws or any conduct by theLender which constitutes fraud, gross negligence, willful misconduct or malfeasance).

b)           Procedure.

(1)         The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

(2)         In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified party), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense (but not control) with counsel of its choice at its sole cost and expense (except that the indemnifying party shall remain responsible for the reasonable fees and expenses of one separate counsel for the indemnified party in the event in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists).

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(3)         In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder.

(4)         The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim. Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(5)         Notwithstanding anything in this Section 7 to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Section 7 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the Loss is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

c)            Reimbursement. If any Lender becomes involved in any capacity in any proceeding by or against any Person who is a debtholder or stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Lender to or with any other holder), solely as a result of such Lender's acquisition of the Amended Note from the Company under this Agreement, the Company will reimburse such Lender for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Lenders and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender and any such affiliate and any such Person. The Company also agrees that neither the Lender nor any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Amended Note under this Agreement.

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8.          Miscellaneous

a)            Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be made by: (i) certified mail, return receipt requested; (ii) Federal Express, Express Mail, or similar overnight delivery or courier service; or (iii) delivery (in person or by facsimile, E-Mail or similar telecommunication transmission) to the party to whom it is to be given, to the address appearing in the opening paragraph of this Agreement or to such other address as any party hereto may have designated by written notice forwarded to the other party in accordance with the provisions of this paragraph. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this paragraph shall be deemed given at the time of receipt thereof.

b)            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

c)            Headings. Article and section headings in this Agreement are included herein for purposes of convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

d)            Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and shall pay all documentary stamp or similar taxes imposed by any authority upon the transactions contemplated by this Agreement or any Transaction Document. The Company shall reimburse Lender for any reasonable costs and attorneys’ fees incurred by the Lender in connection with the enforcement or preservation of any rights or remedies under this Agreement, the Amended Note and the other Transaction Documents and in connection with any amendment, waiver, “workout” or restructuring to any of the foregoing. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Company under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Lender is entitled to recover costs and reasonable attorneys’ fees incurred by the Lender related to the preservation, protection or enforcement of any rights of the Lender in such a case.

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e)            Binding Effect. The obligations of the Company and the Lender set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

f)             Amendments. This Agreement may not be modified or amended in any manner except in writing executed by the Company and the Lender.

g)            Consent to Jurisdiction. Each of the Company and the Lender (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and Lender hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

h)            Parties in Interest. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company, the Lender and their respective successors and permitted assigns.

i)             Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. In the event that any signature is delivered by facsimile or electronic (in “.pdf” format) transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

j)             Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of the Amended Note upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

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k)            Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

l)             Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

m)           Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Effective Date.

[Remainder of page left intentionally blank]

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The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

LENDER:		COMPANY:

VICIS CAPITAL MASTER FUND		NET TALK.COM, INC.

By: Vicis Capital, LLC, its investment advisor

By:	/s/Keith W. Hughes	By:	/s/Anastasios Kyriakides
Name:	KEITH W. HUGHES	Name:	ANASTASIOS KYRIAKIDES
Title:	CFO, Vicis Capital, LLC	Title:	PRESIDENT & CEO

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EXHIBIT A

to the

REDEMPTION AND DEBT RESTRUCTURING AGREEMENT

Existing Debentures

June 2011 Debentures

Debenture No.	Date	Amount	Interest Rate

11-01-A	June 30, 2011	$5,266,130.00	12.00%
11-02-A	August 11, 2011	$2,000,000.00	12.00%

	TOTAL:	$7,266,130.00

September 2011 Debentures

Debenture No.	Date	Amount	Interest Rate

11-01-A	September 30, 2011	$3,500,000.00	10.00%
12-01-A	March 29, 2012	$500,000.00	10.00%
12-02-A	April 23, 2012	$500,000.00	10.00%
12-03	May 15, 2012	$50,000.00	10.00%
12-04	May 30, 2012	$100,000.00	10.00%
12-05	June 7, 2012	$200,000.00	10.00%
12-06	June 20, 2012	$100,000.00	10.00%
12-07	July 7, 2012	$200,000.00	10.00%
12-08	July 12, 2012	$100,000.00	10.00%
12-09	July 17, 2012	$100,000.00	10.00%
12-10	July 24, 2012	$100,000.00	10.00%
12-11	July 31, 2012	$100,000.00	10.00%
12-12	September 11, 2012	$100,000.00	10.00%
12-13	September 17, 2012	$100,000.00	10.00%
12-14	September 21, 2012	$50,000.00	10.00%
12-15	September 27, 2012	$100,000.00	10.00%
12-16	October 8, 2012	$100,000.00	10.00%
12-17	October 16, 2012	$100,000.00	10.00%

	TOTAL:	$6,100,000.00

NET TALK.COM Demand Note		$200,000.00	12.00%

During the year ended December 31, 2012, we received additional advances in the total amount of $75,000.

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On April 22, 2013 and May 3, 2013 we received advances from Vicis in the amount of $50,000 and $25,000, respectively, both due on demand. These advances are not evidenced by a formal promissory note.

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EXHIBIT B

to the

REDEMPTION AND DEBT RESTRUCTURING AGREEMENT

Existing Warrants

Title	Warrant No.	Transaction Date	Amount of Common Stock

Series D Warrant to purchase Common Stock	D-1, D-2, & D-3	February 24, 2010	28,800,000
Series D Warrant to purchase Common Stock	D-4	October 26, 2010	8,000,000
Series E Warrant to purchase Common Stock	E-1 & E-2	June 30, 2011	22,064,250
Series E Warrant to purchase Common Stock	E-3	August 8, 2011	8,000,000
Series E Warrant to purchase Common Stock	E-4	September 30, 2011	10,000,000

		TOTAL	76,864,250

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EXHIBIT C

to the

REDEMPTION AND DEBT RESTRUCTURING AGREEMENT

See attached Amended Note.

23

EXHIBIT D

to the

REDEMPTION AND DEBT RESTRUCTURING AGREEMENT

See attached Security Agreement.

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